SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 5, 2005

EAGLE HOSPITALITY PROPERTIES TRUST, INC.

(Exact name of registrant specified in its charter)

Maryland	001-32279	55-0862656
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 E. RiverCenter Blvd., Suite 480

Covington, KY 41011

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (859) 581-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 5, 2005, our Governance and Compensation Committee established performance criteria for the payment of cash bonuses and the issuance of restricted stock awards under our 2004 Long-Term Incentive Plan to our two executive officers for the 2005 calendar year. The committee’s objectives in setting such performance criteria is to motivate and reward our executive officers based primarily on corporate performance and align executive’s and stockholders’ interests through equity-based incentives.

Our chief executive officer may earn a cash bonus ranging from 0% to 50% of his 2005 base salary and shares of restricted stock ranging in value from 0% to 100% of his 2005 base salary (based on the market price of our common stock on the date of grant), 70% of which is based on the extent our FFO per diluted share for 2005 exceeds certain budgeted levels and 30% of which is based on the discretion of our Governance and Compensation Committee with consideration of other factors. Our chief financial officer may earn a cash bonus ranging from 0% to 50% of his 2005 base salary and shares of restricted stock ranging in value from 0% to 100% of his 2005 base salary (based on the market price of our common stock on the date of grant), 50% of which is based on the extent our FFO per diluted share for 2005 exceeds certain budgeted levels, 20% of which is based on the attainment of certain other defined goals and 30% of which is based on the recommendation of our chief executive officer and approved by the Governance and Compensation Committee.

Cash bonuses and restricted stock awards, to the extent earned based upon our 2005 performance, will be paid and issued during the first quarter of 2006. Any such shares of issued restricted stock would vest one-fifth on each anniversary of the date of grant. Dividends are paid on all restricted stock awards, whether or not vested, at the same rate and on the same date as on shares of our common stock.

Notwithstanding the foregoing criteria, the Committee has retained the authority to pay cash bonuses or issue restricted stock awards in its discretion.

On that same date, our board of directors approved the above-referenced performance criteria for the payment of cash bonuses and issuance of restricted stock awards to our executive officers.

Item 2.02. Results of Operations and Financial Condition.

On August 10, 2005, we issued a press release announcing our results of operations and financial condition for the second quarter ended June 30, 2005. A copy of the press release is furnished as Exhibit 99.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

99	Press release dated August 10, 2005, reporting financial results for the second quarter ended June 30, 2005 (such exhibit relates solely to the information furnished above under Item 2.02)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EAGLE HOSPITALITY PROPERTIES TRUST, INC.

By:	/s/ Raymond D. Martz
Raymond D. Martz
Chief Financial Officer, Secretary and Treasurer

Dated: August 11, 2005